Exhibit 99.1

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2020

FOX REPORTS FIRST QUARTER FISCAL 2021

REVENUES OF $2.72 BILLION

NET INCOME OF $1.12 BILLION,

EARNINGS PER SHARE OF $1.83

ADJUSTED EBITDA OF $1.17 BILLION

AND ADJUSTED EARNINGS PER SHARE OF $1.18

NEW YORK, NY, November 3, 2020 – Fox Corporation (Nasdaq: FOXA, FOX) (“FOX” or the “Company”) today reported financial results for the three months ended September 30, 2020.

The Company reported total quarterly revenues of $2.72 billion, a 2% increase from the $2.67 billion of revenues reported in the prior year quarter, led by revenue growth at the Cable Network Programming segment. Affiliate revenues increased 10% with increases at the Television and Cable Network Programming segments. Advertising revenues decreased 7%, primarily due to the postponement of live events at FOX Sports and certain scripted programming at FOX Entertainment as a result of Coronavirus Disease 2019 (“COVID-19”), partially offset by continued growth at FOX News Media and growth at the FOX Television Stations driven by political advertising revenues. The Company also reported a 7% decrease in other revenues, primarily due to lower sports sublicensing revenues at the Cable Network Programming segment as a result of COVID-19, partially offset by the impact of the consolidation of Credible Labs Inc. (“Credible”) at the Other, Corporate and Eliminations segment.

Quarterly net income increased to $1.12 billion from the $513 million in the prior year quarter, primarily due to a gain recognized in Other, net and lower operating expenses. The gain recognized in Other, net primarily reflects a cash payment received from Disney related to the reimbursement of the Company’s prepayment of its share of the tax liabilities resulting from Disney’s divestiture of certain assets1. The decrease in operating expenses primarily reflects lower programming rights amortization and production costs due to the postponement of live events at FOX Sports and certain scripted programming at FOX Entertainment as a result of COVID-19. Quarterly net income attributable to Fox Corporation stockholders increased to $1.11 billion ($1.83 per share) compared to $499 million ($0.80 per share) in the prior year quarter.

Quarterly Adjusted EBITDA2 of $1.17 billion was 36% higher than the prior year quarter due to higher contributions at the Television and Cable Network Programming segments. Adjusted net income attributable to Fox Corporation stockholders3 increased to $716 million ($1.18 per share) from the $521 million ($0.83 per share) adjusted result in the prior year quarter.

Commenting on the results, Executive Chairman and Chief Executive Officer Lachlan Murdoch said:

“We delivered solid financial and operating results across the Company in the first quarter while we continued to navigate the impacts of the pandemic on our businesses. Our growth was led by FOX News Media where the FOX News Channel has been the highest rated television network in America for the last four months and has consistently achieved record digital engagement across its platforms. We have successfully adapted to changes in the sports calendar and entertainment production schedules to deliver key programming to audiences and advertisers across FOX, most notably at our local television stations where political advertising will have achieved a record for any election. Our digital-native businesses – Tubi, Credible and FoxBet – are also performing well above expectations as we use the collective power of all the FOX brands to drive consumers to these innovative and strategic growth platforms. Across the Company, we are demonstrating strong momentum underpinned by a healthy financial position.”

[1]	[1]
[1]	See page 5 for a description of the Divestiture Tax.
[2]	Adjusted EBITDA is considered a non-GAAP financial measure. See Note 1 for a description of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA.
[3]

Excludes net income effects of Impairment and restructuring charges, adjustments to Equity (losses) earnings of affiliates, Other, net and tax provision adjustments. See Note 2 for a description of adjusted net income and adjusted earnings per share attributable to Fox Corporation stockholders, which are considered non-GAAP financial measures, and a reconciliation of reported net income and earnings per share attributable to Fox Corporation stockholders to adjusted net income and adjusted earnings per share attributable to Fox Corporation stockholders.

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2020

REVIEW OF OPERATING RESULTS

	Three Months Ended September 30,
	2020	2019
	$ Millions
Revenues by Component:

Affiliate fee	$1,533	$1,394
Advertising	969	1,041
Other	215	232

Total revenues	$2,717	$2,667

Segment Revenues:

Cable Network Programming	$1,325	$1,285
Television	1,350	1,356
Other, Corporate and Eliminations	42	26

Total revenues	$2,717	$2,667

Segment EBITDA:

Cable Network Programming	$781	$684
Television	457	251
Other, Corporate and Eliminations	(72)	(79)

Adjusted EBITDA[4]	$1,166	$856

Depreciation and amortization:

Cable Network Programming	$13	$13
Television	25	15
Other, Corporate and Eliminations	30	22

Total depreciation and amortization	$68	$50

4 Adjusted EBITDA is considered a non-GAAP financial measure. See Note 1 for a description of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA.

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2020

CABLE NETWORK PROGRAMMING

	Three Months Ended September 30,
	2020	2019
	$ Millions
Revenues
Affiliate fee	$973	$939
Advertising	299	254
Other	53	92

Total revenues	1,325	1,285
Operating expenses	(434)	(520)
Selling, general and administrative	(115)	(90)
Amortization of cable distribution investments	5	9

Segment EBITDA	$781	$684

Cable Network Programming reported quarterly segment revenues of $1.33 billion, an increase of $40 million or 3% from the amount reported in the prior year quarter, as higher advertising and affiliate revenues were partially offset by lower other revenues. Advertising revenues increased $45 million or 18% as higher pricing and stronger ratings at FOX News Media were partially offset by fewer live events at FS1 due to COVID-19. Affiliate revenues increased $34 million or 4% as contractual price increases, including the impact of distribution agreement renewals, were partially offset by net subscriber declines. Other revenues decreased $39 million or 42%, primarily due to lower sports sublicensing revenues as a result of COVID-19.

Cable Network Programming reported quarterly segment EBITDA of $781 million, an increase of $97 million or 14% from the amount reported in the prior year quarter due to the revenue increases noted above and lower expenses. The decrease in expenses was primarily due to lower programming rights amortization and production costs at FS1, including the postponement of college football games, partially offset by the shift of NASCAR races and regular season MLB games into the current quarter as a result of COVID-19. Also offsetting the decrease in expenses were higher costs related to the coverage of breaking news, including political events, and increased digital investment at FOX News Media.

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2020

TELEVISION

	Three Months Ended September 30,
	2020	2019
	$ Millions
Revenues
Advertising	$670	$787
Affiliate fee	560	455
Other	120	114

Total revenues	1,350	1,356
Operating expenses	(714)	(943)
Selling, general and administrative	(179)	(162)

Segment EBITDA	$457	$251

Television reported quarterly segment revenues of $1.35 billion, a decrease of $6 million from the amount reported in the prior year quarter, as higher affiliate revenues were more than offset by lower advertising revenues. Affiliate revenues increased $105 million or 23% due to increases in fees from third-party FOX affiliates and higher average rates per subscriber, partially offset by net subscriber declines, at the Company’s owned and operated television stations. Advertising revenues decreased $117 million or 15%, primarily due to fewer NFL broadcasts compared to the prior year, the postponement of college football games at FOX Sports and certain scripted programming at FOX Entertainment as a result of COVID-19 and the absence of the prior year broadcast of the 71st Annual Primetime Emmy Awards. Partially offsetting these declines in advertising revenues were higher cyclical political advertising revenues at the FOX Television Stations and the impact of the consolidation of Tubi, Inc. (“Tubi”).

Television reported quarterly segment EBITDA of $457 million, an increase of $206 million from the amount reported in the prior year quarter due to lower expenses. The decrease in expenses was primarily due to lower programming rights amortization and production costs, including the impact of fewer NFL broadcasts compared to the prior year, the postponement of college football games at FOX Sports and certain scripted programming at FOX Entertainment as a result of COVID-19 and the absence of the prior year broadcast of the 71st Annual Primetime Emmy Awards. Partially offsetting these declines in expenses was the impact of the consolidation of Tubi.

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2020

SHARE REPURCHASE PROGRAM

On November 6, 2019, the Company announced the authorization of a $2 billion stock repurchase program. To date, the Company has repurchased $638 million of its Class A common stock and $267 million of its Class B common stock.

IMPACT OF COVID-19

The outbreak of the COVID-19 pandemic has resulted in widespread and continuing negative impacts on the macroeconomic environment and disruption to the Company’s business. Weak economic conditions and increased volatility and disruption in the financial markets pose risks to the Company and its business partners, including advertisers whose expenditures tend to reflect overall economic conditions. The COVID-19 pandemic has caused some of the Company’s advertisers to reduce their spending, and future declines in the economic prospects of advertisers or the economy in general could negatively impact their advertising expenditures further. Depending on the duration and severity of the recession, it could lead to changes in consumer behavior, including increasing numbers of consumers canceling or foregoing subscriptions to multi-channel video programming distributor services, that adversely affect the Company’s affiliate fee and advertising revenues. In addition, the Company’s business depends on the volume and popularity of the content it distributes, particularly sports content. Following the COVID-19 outbreak, sports events to which the Company has broadcast rights have been cancelled or postponed and the production of certain entertainment content the Company distributes has been suspended. Although some of these sports events and productions have resumed, there may be additional content disruptions in the future. Depending on their duration and severity, these disruptions could materially adversely affect the Company’s future advertising revenues and, over a longer period, its future affiliate fee revenues. To the extent the pandemic further negatively impacts the Company’s ability to air sports events, particularly NFL and college sports, it could result in a significantly greater adverse effect on the Company’s business, financial condition or results of operations than the Company has experienced thus far. In addition, shifting sports schedules may negatively impact the Company’s ability to attract viewers and advertisers to its sports and entertainment programming.

DIVESTITURE TAX

Pursuant to the 21CF Disney Merger Agreement, the Company made a prepayment of approximately $700 million which represented the Company’s share of the estimated tax liabilities resulting from the anticipated divestitures by Disney of certain assets (the “Divestiture Tax”), principally the FOX Sports Regional Sports Networks (“RSNs”). As of September 30, 2020, Disney had sold the RSNs, the Company and Disney reached an agreement to settle the majority of the prepaid Divestiture Tax and the Company received $462 million from Disney as reimbursement of the Company’s prepayment based upon the sales price of the RSNs.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements in this press release due to changes in economic, business, competitive, technological, strategic and/or regulatory factors and other factors affecting the operation of the Company’s businesses, including the impact of COVID-19 and other widespread health emergencies or pandemics and measures to contain their spread. More detailed information about these factors is contained in the documents the Company has filed with or furnished to the Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020.

Statements in this press release speak only as of the date they were made, and the Company undertakes no duty to update or release any revisions to any forward-looking statement made in this press release or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2020

To access a copy of this press release through the Internet, access Fox Corporation’s corporate website located at http://www.foxcorporation.com.

CONTACTS

Joe Dorrego, Investor Relations	Megan Klein, Press Inquiries
212-852-7856	310-369-1363

Dan Carey, Investor Relations 212-852-7955

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2020

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,
	2020	2019
	$ Millions, except per share amounts

Revenues	$2,717	$2,667

Operating expenses	(1,168)	(1,468)
Selling, general and administrative	(388)	(352)
Depreciation and amortization	(68)	(50)
Impairment and restructuring charges	(35)	(9)
Interest expense	(99)	(90)
Interest income	1	17
Other, net[5]	519	(15)

Income before income tax expense	1,479	700
Income tax expense	(362)	(187)

Net income	1,117	513

Less: Net income attributable to noncontrolling interests	(11)	(14)

Net income attributable to Fox Corporation stockholders	$1,106	$499

Weighted average shares:	605	624

Net income attributable to Fox Corporation stockholders per share:	$1.83	$0.80

5 Other, net presented above includes Equity losses of affiliates.

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2020

CONSOLIDATED BALANCE SHEETS

	September 30, 2020	June 30, 2020

Assets:	$ Millions

Current assets:

Cash and cash equivalents	$5,061	$4,645

Receivables, net	1,997	1,888

Inventories, net	1,271	856

Other	134	97

Total current assets	8,463	7,486

Non-current assets:

Property, plant and equipment, net	1,539	1,498

Intangible assets, net	3,183	3,198

Goodwill	3,409	3,409

Deferred tax assets	3,963	4,358

Other non-current assets	1,940	1,801

Total assets	$22,497	$21,750

Liabilities and Equity:

Current liabilities:

Accounts payable, accrued expenses and other current liabilities	$2,012	$1,906

Non-current liabilities:

Borrowings	7,947	7,946

Other liabilities	1,422	1,482

Redeemable noncontrolling interests	310	305

Commitments and contingencies

Equity:

Class A common stock, $0.01 par value	3	3

Class B common stock, $0.01 par value	3	3

Additional paid-in capital	9,668	9,831

Retained earnings	1,525	674

Accumulated other comprehensive loss	(408)	(417)

Total Fox Corporation stockholders’ equity	10,791	10,094

Noncontrolling interests	15	17

Total equity	10,806	10,111

Total liabilities and equity	$22,497	$21,750

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2020

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended September 30,
	2020	2019

	$ Millions

Operating Activities:

Net income	$1,117	$513

Adjustments to reconcile net income to cash provided by operating activities

Depreciation and amortization	68	50

Amortization of cable distribution investments	5	9

Impairment and restructuring charges	35	9

Equity-based compensation	31	27

Other, net	(519)	15

Deferred income taxes	391	165

Change in operating assets and liabilities, net of acquisitions and dispositions

Receivables and other assets	(193)	(110)

Inventories net of program rights payable	(440)	(358)

Accounts payable and accrued expenses	(62)	(113)

Other changes, net	(166)	(5)

Net cash provided by operating activities	267	202

Investing Activities:

Property, plant and equipment	(117)	(39)

Purchase of investments	(31)	—

Other investing activities, net	(1)	(1)

Net cash used in investing activities	(149)	(40)

Financing Activities:

Repurchase of shares	(267)	—

Non-operating cash flows from (to) The Walt Disney Company	152	(41)

Settlement of Divestiture Tax prepayment	462	—

Dividends paid and distributions	(15)	(14)

Other financing activities, net	(34)	(1)

Net cash provided by (used in) financing activities	298	(56)

Net increase in cash and cash equivalents	416	106

Cash and cash equivalents, beginning of year	4,645	3,234

Cash and cash equivalents, end of period	$5,061	$3,340

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2020

NOTE 1 – ADJUSTED EBITDA

Adjusted EBITDA is defined as Revenues less Operating expenses and Selling, general and administrative expenses. Adjusted EBITDA does not include: Amortization of cable distribution investments, Depreciation and amortization, Impairment and restructuring charges, Interest expense, Interest income, Other, net and Income tax expense.

Management believes that information about Adjusted EBITDA assists all users of the Company’s Unaudited Consolidated Financial Statements by allowing them to evaluate changes in the operating results of the Company’s portfolio of businesses separate from non-operational factors that affect net income, thus providing insight into both operations and the other factors that affect reported results. Adjusted EBITDA provides management, investors and equity analysts a measure to analyze the operating performance of the Company’s business and its enterprise value against historical data and competitors’ data, although historical results, including Adjusted EBITDA, may not be indicative of future results (as operating performance is highly contingent on many factors, including customer tastes and preferences and the impact of COVID-19).

Adjusted EBITDA is considered a non-GAAP financial measure and should be considered in addition to, not as a substitute for, net income, cash flow and other measures of financial performance reported in accordance with GAAP. In addition, this measure does not reflect cash available to fund requirements and excludes items, such as depreciation and amortization and impairment charges, which are significant components in assessing the Company’s financial performance. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reconciles net income to Adjusted EBITDA for the three months ended September 30, 2020 and 2019:

	Three Months Ended September 30,
	2020	2019
	$ Millions
Net income	$1,117	$513
Add:
Amortization of cable distribution investments	5	9
Depreciation and amortization	68	50
Impairment and restructuring charges	35	9
Interest expense	99	90
Interest income	(1)	(17)
Other, net	(519)	15
Income tax expense	362	187

Adjusted EBITDA	$1,166	$856

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2020

NOTE 2 – ADJUSTED NET INCOME AND ADJUSTED EPS

The Company uses net income and earnings per share (“EPS”) attributable to Fox Corporation stockholders excluding net income effects of Impairment and restructuring charges, adjustments to Equity (losses) earnings of affiliates, Other, net, and tax provision adjustments (“Adjusted Net Income” and “Adjusted EPS” respectively) to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period.

Adjusted Net Income and Adjusted EPS may not be comparable to similarly titled measures reported by other companies. Adjusted Net Income and Adjusted EPS are not measures of performance under GAAP and should be considered in addition to, and not as substitutes for, net income attributable to Fox Corporation stockholders and EPS as reported in accordance with GAAP. However, management uses these measures in comparing the Company’s historical performance and believes that they provide meaningful and comparable information to management, investors and equity analysts to assist in their analysis of the Company’s performance relative to prior periods and the Company’s competitors.

The following table reconciles net income and EPS attributable to Fox Corporation stockholders to Adjusted Net Income and Adjusted EPS for the three months ended September 30, 2020 and 2019:

	Three Months Ended
	September 30, 2020		September 30, 2019
	Income	EPS	Income	EPS

	$ Millions, except per share data

Net income	$1,117		$513

Less: Net income attributable to noncontrolling interests	(11)		(14)

Net income attributable to Fox Corporation stockholders	$1,106	$1.83	$499	$0.80

Impairment and restructuring charges	35	0.06	9	0.01

Other, net[6]	(523)	(0.86)	12	0.02

Tax provision	98	0.16	1	-

Rounding	-	(0.01)	-	-

As adjusted	$716	$1.18	$521	$0.83

6 Other, net presented above excludes Equity losses of affiliates.